AXON ANNOUNCES PRIVATE EXCHANGES OF CONVERTIBLE SENIOR NOTES
SCOTTSDALE, Ariz., March 7, 2025 – Axon Enterprise, Inc. (Nasdaq: AXON) (“Axon”) announced today that it has entered into separate, privately negotiated exchange agreements with certain holders of its 0.50% convertible senior notes due 2027 (the “Notes”). Pursuant to these exchange agreements, Axon has agreed, subject to customary closing conditions, to exchange approximately $407.5 million aggregate principal amount of the Notes for exchange consideration consisting of cash and shares of its common stock that will be determined over an averaging period commencing on March 7, 2025. Assuming the per share volume-weighted average price of Axon’s common stock during each day of the averaging period is $499.31 (the closing price of Axon’s common stock on March 6, 2025), Axon expects to issue an aggregate of approximately 1.0 million shares of common stock upon consummation of the exchanges. The cash portion of the exchange consideration will represent the principal amount of, and accrued and unpaid interest on, the Notes being exchanged. Following the closing of the exchanges, which is expected to occur on or about March 13, 2025, Axon will have approximately $282.5 million aggregate principal amount of Notes outstanding.
In connection with these exchanges, Axon expects the various exchange agreement counterparties who have hedged their equity price risk with respect to the Notes being exchanged (the “hedged holders”) will unwind all or part of their hedge positions by purchasing Axon’s common stock and/or entering into or unwinding various derivative transactions with respect to Axon’s common stock. The amount of Axon’s common stock to be purchased by the hedged holders or the notional number of shares of Axon’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Axon’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Axon’s common stock. Axon cannot predict the magnitude of such market activity or the overall effect it will have on the price of Axon’s common stock.
The shares of Axon’s common stock to be issued in the exchanges have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any U.S. state securities or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions. This press release does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy Notes or shares of Axon’s common stock in any jurisdiction in which such an offer, purchase or sale would be unlawful.
ABOUT AXON
Axon is a technology leader in global public safety. Our moonshot goal is to cut gun-related deaths between police and the public by 50% before 2033. Axon is building the public safety operating system of the future by integrating a suite of hardware devices and cloud software solutions that lead modern policing. Axon’s suite includes TASER energy devices, body cameras, in-car cameras, cloud-hosted digital evidence management solutions, productivity software and real-time operations capabilities. Axon’s growing global customer base includes first responders across international, federal, state and local law enforcement, fire, corrections and emergency medical services, as well as the justice sector, enterprises and consumers.
Media Contact:
Alex Engel
Vice President, Communications
Press@Axon.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
Forward-looking statements in this press release include, but are not limited to, statements regarding Axon’s future plans and goals, the consummation of the exchanges, the effect of the exchanges on the price of Axon’s common stock, the number of shares of common stock to be issued in the exchanges, proposed products and services and related development efforts and activities and expectations about the market for Axon’s current and future products and services, including statements related to Axon’s user base and customer profiles. Words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these words.

Axon cannot guarantee that any forward-looking statement will be realized, although it believes it has been prudent in Axon’s plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The following important factors could cause actual results to differ materially from those in the forward-looking statements: Axon’s exposure to cancellations of government contracts due to non-appropriation clauses, exercise of a cancellation clause or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; Axon’s ability to design, introduce and sell new products, services or features; Axon’s ability to defend against litigation and protect Axon’s intellectual property, and the resulting costs of this activity; Axon’s ability to win bids through the open bidding process for governmental agencies; Axon’s ability to manage its supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense and income tax expense on Axon’s financial results; customer purchase behavior, including adoption of Axon’s software as a service delivery model; negative media publicity or sentiment regarding Axon’s products; the impact of various factors on gross margins; defects in, or misuse of, Axon’s products; changes in the costs of product components and labor; loss of customer data, a breach of security or an extended outage, including by Axon’s third-party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to Axon’s subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of Axon’s products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; Axon’s ability to integrate acquired businesses; the impact of declines in the fair values or impairment of Axon’s investments, including Axon’s strategic investments; Axon’s ability to attract and retain key personnel; litigation or inquiries and related time and costs; Axon’s ability to remediate the material weakness in Axon’s internal controls; and counter-party risks relating to cash balances held in excess of federally insured limits. Many events beyond Axon’s control may determine whether results it anticipates will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. The Annual Report on Form 10-K that Axon filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2024, lists various important factors that could cause actual results to differ materially from expected and historical results. These factors are intended as cautionary statements for investors within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Readers can find them under the heading “Risk Factors” in Axon’s Annual Report on Form 10-K for the year ended December 31, 2024, and investors should refer to them. You should understand that it is not possible to predict or identify all such factors. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
Except as required by law, Axon undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Axon makes on related subjects in Axon’s Form 8-K, 10‑Q and 10‑K reports to the SEC.